                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 17, 2003 (except note 20, as to which the date is
July __, 2003) in the Registration Statement (File No. 333-     ) and related
Prospectus of Crystal Decisions, Inc.


                                        Ernst & Young LLP



Vancouver, Canada
July __, 2003


The foregoing consent is in the form that will be signed upon the completion of capital accounts described in note 20 to the financial statements.


                                        /s/ Ernst & Young LLP



Vancouver, Canada
May 22, 2003